EXHIBIT 4.01


                             15

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                      ELEVENTH AMENDMENT TO
                        CREDIT AGREEMENT


           THIS ELEVENTH AMENDMENT TO CREDIT AGREEMENT (this "Eleventh Amendment") is made and dated as of May 13, 1997 among Rio Properties, Inc., a Nevada corporation (the "Company"), Rio Leasing, Inc. ("Rio Leasing"; the Company and Rio Leasing, each a "Borrower" and collectively, the "Borrowers"), the several financial institutions party hereto ("Banks"), and Bank of America National Trust and Savings Association, as agent for the Banks (the "Agent") and amends the Credit Agreement dated as of July 15, 1993 among the Borrowers, the Banks and the Agent, as amended by a First Amendment to Credit Agreement dated as of October 25, 1993, a Second Amendment to Credit Agreement dated as of November 8, 1993, a Third Amendment to Credit Agreement dated as of April 15, 1994, a Fourth Amendment to Credit Agreement dated as of December 16, 1994, a Fifth Amendment to Credit Agreement dated as of March 20, 1995, a Sixth Amendment to Credit Agreement dated as of July 31, 1995, a Seventh Amendment to Credit Agreement dated as of January 17, 1996, an Eighth Amendment to Credit Agreement dated as of June 17, 1996, a Ninth Amendment to Credit Agreement and Notes dated as of January 13, 1997 and a Tenth Amendment to Credit Agreement dated as of February 3, 1997 (as so amended, the "Agreement").

                            RECITALS

            A. Rio Development Company, Inc., a Nevada corporation, and wholly-owned subsidiary of the Parent Guarantor, ("Rio Development") is forming Rio Golf Limited Partnership, a Nevada limited partnership to acquire, complete and manage the Seven Hills golf course, a golf course under construction in Henderson, Nevada (the "Seven Hills Venture L.P."). Rio Development will be the sole general and the managing general partner of Seven Hills Venture L.P. and will own an approximate 2% partnership interest therein. Rio Resort Properties, Inc., a Nevada corporation, and wholly-owned subsidiary of the Parent Guarantor, ("Rio Resorts") will own an approximate 58% limited partnership interest in the Seven Hills Venture L.P. These partnership interests will be the sole assets of Rio Development and Rio Resorts. The golf course is being acquired from the existing owners, a limited partnership, for a purchase price of approximately $9,000,000, plus the assumption of certain debt.

           B. In anticipation of this acquisition, the Company already has made and may make up to $6,000,000 in the aggregate in advances to a general partner of the existing limited partnership to fund certain Capital Expenditures at the golf course. Such advances will be applied towards the acquisition

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price  of  the  golf  course, and are  secured  by  the  existing partnership interests of such existing partner. The Company has requested a waiver of Section 7.04 of the Agreement to permit such advances.

           C. Following Seven Hills Venture L.P.'s acquisition of the golf course, Rio Development desires to obtain up to $12,000,000 in financing outside the Agreement to repay the Company for the funds it advanced and also to fund certain additional Capital Expenditures at the golf course. This financing will be guarantied by the Company and Rio Resorts and may be secured by a pledge of the stock of Rio Development and Rio Resorts, as well as the Seven Hills Venture L.P. partnership interests owned by Rio Development and Rio Resorts. In the aggregate, the Parent Guarantor and its Subsidiaries and Unrestricted Subsidiaries may make up to $12,000,000 in investments in the Seven Hills Venture L.P., including the purchase price for the golf course.

           D. The Agent and the Banks are willing to agree to the foregoing transactions PROVIDED that Rio Development, Rio Resorts and the Seven Hills Venture L.P. shall be deemed Unrestricted Subsidiaries not included as Subsidiaries for any purposes under the Agreement, and the Company's guaranty of the financing referred to in Recital C above shall not be included in the Interest Coverage Ratio unless and until such guaranty is called upon.

           E. The Borrowers also desire a Swing Line of up to $10,000,000 be established as a sublimit within the Aggregate Revolving Commitment to permit same-day borrowings under the Agreement, and bank of America National Trust and Savings Association has agreed to be the Swing Line Bank, and the Banks and the Agent are willing to create such a Swing Line.

          F. The Parent Guarantor is creating a new Subsidiary, HLG, Inc., a Nevada corporation ("HLG") to provide out of state marketing and collection services, and HLG has agreed to pledge substantially all of its assets to the Agent, to become a guarantor and to have its stock is pledged to the Agent.

          G.   The Agent, the Banks, the Borrowers and the Parent
Guarantor desire to amend the Parent Guarantor Security Agreement to have the Parent Guarantor pledge its stock in Rio Leasing upon obtaining requisite regulatory approval and in HLG.

           NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

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           1.   TERMS.  All terms used herein shall have the same
meanings  as  in  the Agreement unless otherwise defined  herein.
All references to the Agreement herein shall mean the Agreement as hereby amended.

          2. AMENDMENTS TO AGREEMENT. The Borrowers, the Banks and the Agent hereby agree that the Agreement is amended as follows:

           2.1 The definition of "Banks" in Section 1.01 of the Agreement is amended by inserting "and shall mean and include the Swing Line Bank," after "pursuant to Section 10.08".

          2.2 The definition of "Funded Debt" in Section 1.01 of the Agreement is amended by inserting the following at the end of clause (a) therein:

          "PROVIDED, HOWEVER that the Company's obligations under the Guaranty Obligations permitted under Section 7.08(f) shall not be included in this definition unless and until a demand is made under such Guaranty
          Obligations  by  a  Person  entitled  to  make   demand
          thereunder,"

           2.3   The definition of "Interest Expense" in  Section
1.01 of the Agreement is amended by inserting the following at the end of clause (a) therein:

          "PROVIDED, HOWEVER, that the Company's obligations under the Guaranty Obligations permitted under Section 7.08(f) shall not be included in this definition unless and until a demand is made under such Guaranty
          Obligations  by  a  Person  entitled  to  make   demand
          thereunder,"

          2.4 The definition of "Loan Documents" in Section 1.01 of the Agreement is amended by inserting "the Swing Line
Documents," after "the Collateral Documents,".

          2.5 The definition of "Obligations" in Section 1.01 of the Agreement is amended by inserting "the Swing Line Bank," after "the Banks,".

           2.6 The definition of "Subsidiary" in Section 1.01 of the Agreement is amended by inserting "OTHER than Unrestricted
Subsidiaries" after "other business entity".

           2.7 The following new definitions are inserted in proper alphabetical order in Section 1.01 of the Agreement as follows:

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                "'HLG'  means HLG, Inc., a Nevada corporation,  a
          wholly-owned Subsidiary of the Parent Guarantor."

                "'RIGHTS OF OTHERS' means, as to any Property in which a Person has an interest, any legal or equitable right, title or other interest (other than a Lien) held by any other Person in that Property, and any option or right held by any other Person to acquire any such right, title or other interest in that Property, INCLUDING any option or right to acquire a Lien; PROVIDED, however, that (a) any covenant restricting the use or disposition of Property of such Person contained in any Contractual Obligation of such Person and (b) any provision contained in a contract creating a right of payment or performance in favor of a Person that conditions, limits, restricts, diminishes, transfers or terminates such right, shall not be deemed to constitute a Rights of Others."

                "'RIO DEVELOPMENT' means Rio Development Company,
          Inc., a Nevada corporation, a wholly-owned Unrestricted
          Subsidiary of the Parent Guarantor."

                "'RIO RESORTS' means Rio Resort Properties, Inc.,
          a   Nevada  corporation,  a  wholly-owned  Unrestricted
          Subsidiary of the Parent Guarantor."

               "'SEVEN HILLS VENTURE BASKET' means $12,000,000."

                "'SEVEN HILLS VENTURE BASKET EXPENDITURES' means (without duplication) the aggregate of the amounts invested directly or indirectly by the Parent Guarantor and its Subsidiaries and Unrestricted Subsidiaries in the Seven Hills Golf Course and/or the Seven Hills Venture L.P., including without limitation all Capital Expenditures funded by the Parent Guarantor and its Subsidiaries and Unrestricted Subsidiaries in connection therewith, all amounts expended to purchase the Seven Hills Golf Course and all Indebtedness permitted by Section 7.05(i)."

                "'SEVEN HILLS GOLF COURSE' means the Seven  Hills
          Golf Course, a golf course in Henderson, Nevada and related equipment and fixtures."

               "'SEVEN HILLS VENTURE L.P.' means a Nevada limited partnership owning, completing construction of and operating the Seven Hills Golf Course, of which Rio Development is the approximate 2% general and the managing partner, and Rio Resorts is an approximate 58% limited partner."

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                "'SWING LINE' means the revolving line of  credit
          established   as  a  sublimit  within   the   Aggregate
          Revolving Commitment by the Swing Line Bank in favor of Borrowers pursuant to Section 2.16."

                "'SWING LINE BANK' means Bank of America National
          Trust and Savings Association."

                "'SWING LINE DOCUMENTS' means the promissory note and any other documents executed by Borrowers in favor of the Swing Line Bank in connection with the Swing
          Line."

                "'SWING LINE LOANS' means loans made by the Swing
          Line Bank to Borrowers pursuant to Section 2.16."

                "'SWING LINE OUTSTANDINGS' means, as of any date of determination, the aggregate principal Indebtedness of Borrowers on all Swing Line Loans then outstanding."

                  "'UNRESTRICTED    SUBSIDIARIES'    means    Rio
          Development,  Rio Resorts and the Seven  Hills  Venture
          L.P."

           2.8 Section 2.01(c) of the Agreement is amended and restated in its entirety as follows:

               "(c) Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Loans (each such Loan, a "REVOLVING LOAN") to the Borrowers on the Construction Loan Termination Date in an aggregate principal amount not exceeding the amount set forth opposite such Bank's name on SCHEDULE 2.01 under the heading "revolving Commitment" (such amount as the same may be reduced pursuant to Section 2.05 or Section 2.07 or as a result of one or more assignments pursuant to
          Section 10.08, such Bank's "REVOLVING COMMITMENT") and thereafter to make Revolving Loans to the Borrowers in an amount not exceeding its Revolving Commitment from time to time on any Business Day during the period from the Construction Loan Termination Date to the Revolving Termination Date; PROVIDED, HOWEVER, that, after giving effect to any Borrowing of Revolving Loans, (i) each
          Bank's Revolving Loans shall not exceed its Available Revolving Commitment, and (ii) the aggregate principal amount of all outstanding Revolving Loans PLUS the aggregate principal amount of all Swing Line Outstandings shall not exceed the Available Aggregate Revolving Commitment. Within the limits of each Bank's Revolving Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under

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          this Section 2.01, prepay pursuant to Section 2.06  and
          reborrow pursuant to this Section 2.01."

           2.9 A new Section 2.16 is inserted in the Agreement after Section 2.15 as follows:

               "2.16  SWING LINE.  (a)  The Swing Line Bank shall
          from time to time until the Revolving Termination Date make Swing Line Loans to Borrowers in such amounts as Borrowers may request, PROVIDED that (i) after giving effect to such Swing Line Loan, the Swing Line Outstandings do not exceed $10,000,000, (ii) without the consent of all of the Banks, no Swing Line Loan may be made during the continuation of an Event of Default and (iii) the Swing Line Bank has not given at least twenty-four (24) hours prior notice to Borrowers that availability under the Swing Line is suspended or terminated. Borrowers may borrow, repay and reborrow under this Section. Unless notified to the contrary by the Swing Line Bank, borrowings under the Swing Line may be made in amounts which are integral multiples of $100,000 upon telephonic request by a Responsible Officer of Borrowers made to the Agent not later than 1:00 p.m., San Francisco time, on the Business Day of the requested borrowing (which telephonic request shall be promptly confirmed in writing by telecopier). Promptly after receipt of such a request for borrowing, the Agent shall provide telephonic verification to the Swing Line Bank that, after giving effect to such request, availability for Loans will exist under
          Section 2.01(c) (and such verification shall be promptly confirmed in writing by telecopier). Unless notified to the contrary by the Swing Line Bank, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000. If Borrowers instruct the Swing Line Bank to debit its demand deposit account(s) at the Swing Line Bank or any of its Affiliates in the amount of any payment with respect to a Swing Line Loan, or the Swing Line Bank otherwise receives repayment, after 3:00 p.m., San Francisco time, on a Business Day, such payment shall be deemed received on the next Business Day. The Swing Line Bank shall promptly notify the Agent of the Swing Line Outstandings each time there is a change therein.

                "(b) Swing Line Loans shall bear interest at a fluctuating rate per annum equal to the Base Rate PLUS (if applicable) the Applicable Margin. Interest shall be payable on such dates, not more frequently than monthly, as may be specified by the Swing Line Bank and in any event on the Revolving Termination Date. The

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          Swing  Line  Bank  shall be responsible  for  invoicing
          Borrowers for such interest. The interest payable on Swing Line Loans is solely for the account of the Swing
          Line Bank (subject to subsection (d) below).

                "(c) The Swing Line Loans shall be payable on demand made by the Swing Line Bank and in any event on the Revolving Termination Date.

                "(d) Upon the making of a Swing Line Loan, each Bank shall be deemed to have purchased from the Swing Line Bank a participation therein in an amount equal to that Bank's Commitment Percentage of the Revolving Commitment TIMES the amount of the Swing Line Loan. Upon demand made by the Swing Line Bank, each Bank shall, according to its Commitment Percentage of the Commitment, promptly provide to the Swing Line Bank its purchase price therefor in an amount equal to its participation therein. The obligation of each Bank to so provide its purchase price to the Swing Line Bank shall be absolute and unconditional (except only demand made by the Swing Line Bank) and shall not be affected by the occurrence of a Default or Event of Default;
          PROVIDED that no Bank shall be obligated to purchase its Commitment Percentage Share of (i) Swing Line Loans to the extent that Swing Line Outstandings are in excess of $10,000,000 and (ii) any Swing Line Loan made (absent the consent of all of the Banks) during the continuation of an Event of Default. Each Bank that has provided to the Swing Line Bank the purchase price due for its participation in Swing Line Loans shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of the Swing Line Bank against Borrowers for principal and interest and shall share, in accordance with that pro rata participation, in any principal payment made by Borrowers with respect to such claim and in any interest payment made by Borrowers (but only with respect to periods subsequent to the date such Bank paid the Swing Line Bank its purchase price) with respect to such claim.

               "(e) In the event that the Swing Line Outstandings are in excess of $5,000,000 on three (3) consecutive Business Days, then on the next Business Day (unless Borrowers have made other arrangements acceptable to the Swing Line Bank to reduce the Swing Line Outstandings below $5,000,000), Borrowers shall requests a Loan pursuant to Section 2.01(c) sufficient to reduce the Swing Line Outstandings below $5,000,000. In addition, upon any demand for payment of the Swing Line

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          Outstandings  by the Swing Line Bank (unless  Borrowers
          have made other arrangements acceptable to the Swing Line Bank to reduce the Swing Line Outstandings to $0), Borrowers shall request a Loan pursuant to Section 2.01(c) sufficient to repay all Swing Line Outstandings (and, for this purpose, Section 2.03(a)(i)(A) shall not
          apply).   In  each case, the Agent shall  automatically
          provide the responsive Revolving Loans made by each Bank to the Swing Line Bank (which the Swing Line Bank
          shall  then apply to the Swing Line Outstandings).   In
          the event that Borrowers fail to request a Loan within the time specified by Section 2.03 or any such date, the Agent may, but is not required to, without notice to or the consent of Borrowers, cause Revolving Loans to be made by the Banks under the Revolving Commitment in amounts which are sufficient to reduce the Swing
          Line  Outstandings as required above.   The  conditions
          precedent set forth in Section 4.02 shall not apply to revolving Loans to be made by the Banks pursuant to the
          three  preceding  sentences.   The  proceeds  of   such
          revolving  Loans shall be paid directly  to  the  Swing
          Line   Bank   for   application  to  the   Swing   Line
          Outstandings."

           2.10 Section 2.10(c) of the Agreement is amended by inserting the following new sentence after the first sentence as follows:

          "For  purposes of computing the Commitment  fee,  Swing
          Line Outstandings shall not be considered utilization of the Available Revolving Commitment."

           2.11 Section 2.12(a) of the Agreement is amended by inserting the following at the end of the first sentence:

          "(OTHER than payments with respect to Swing Line Loans, which must be received by 3:00 p.m.), San Francisco time, on the day of payment (which must be a Business
          Day)."

           2.12 Section 5.19 of the Agreement is amended and restated in its entirety as follows:

               "5.19 SUBSIDIARIES AND OTHER INVESTMENTS. The Parent Guarantor does not have any Subsidiaries, Unrestricted Subsidiaries or any equity investments in any other corporation or entity other than those specifically disclosed in SCHEDULE 5.19, in each case as such Schedule is updated from time to time (which updates shall be deemed to update any previous Schedule

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

          from the date received by the Agent without further action by any party hereto)."

          2.13 Section 6.02 of the Agreement (Certificates; Other Information) is amended by deleting "and" at the end of subsection (e), deleting the period at the end of subsection (f) and inserting "; and" in lieu thereof, and inserting a new subsection (g) as follows:

                 "(g)  Concurrently  with  the  delivery  of  the
          financial statements referred to in Sections 6.01(a) and (b), a written report, in form and detail reasonably acceptable to the Agent, describing (i) the status of the Seven Hills Venture L.P., (ii) the amount of Seven Hills Venture Basket Expenditures made and reasonably anticipated to be made, and (iii) the amount of cash, if any, distributed by the Seven Hills Venture L.P. to Rio Development or Rio Properties."

           2.14 Section 6.14 of the Agreement (New Subsidiaries) is amended by inserting the following at the end of the proviso to the first paragraph before the period:

          "PROVIDED,   FURTHER,  that  Unrestricted  Subsidiaries
          shall not be required to be Guarantors or to pledge any of their assets, or to have any of their capital stock or other ownership interests pledged."

           2.15 Section 7.01 of the Agreement (Limitations on Liens) is amended by deleting "and" at the end of subsection (k), deleting the period at the end of subsection (1) and inserting "; and" in lieu thereof, and inserting a new subsection (m) as follows:

               "(m) Liens on the capital stock of Rio Development and Rio Resorts and their respective partnership interests in the Seven Hills Venture L.P. securing Indebtedness permitted by Section 7.05(i), and Rights of Others consisting of a partnership interest in the Seven Hills Venture L.P., or consisting of obligations of Rio Development or Rio Resorts to sell, or rights of other Persons to purchase, partnership interests in the Seven Hills Venture L.P., which obligations or rights were created substantially concurrently with the acquisition of the partnership interests in the Seven Hills Venture L.P."

            2.16  Section  7.04  of  the  Agreement  (Loans   and
Investments)  is  amended  by  deleting  "and"  at  the  end   of
subsection (b), deleting the period at the end of subsection (c)

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and  inserting  ";  and" in lieu thereof,  and  inserting  a  new subsection (d) as follows:

                     "(d)  investments  in Rio  Development,  Rio
          Resorts, the Seven Hills Venture L.P. and the Seven Hills Golf Course; PROVIDED, that, after giving effect thereto, the Seven Hills Venture Basket Expenditures would not exceed the Seven Hills Venture Basket and no Default or Event of Default then exists or would result therefrom; PROVIDED, FURTHER, that no Loan Party shall cause or permit any Unrestricted Subsidiary to own any assets other than the Seven Hills Venture L.P. or the Seven Hills Golf Course."

           2.17  Section  7.05 of the Agreement  (Limitations  on
Indebtedness) is amended by deleting "and" at the end of subsection (g), deleting the period at the end of subsection (h) and inserting "; and" in lieu thereof, and inserting a new subsection (i) as follows:

                     "(i)  Indebtedness of Rio Development and/or
          Rio Resorts not exceeding $12,000,000 in the aggregate, the proceeds of which are used FIRST to repay all Seven Hills Venture Basket Expenditures made by the Parent Guarantor or any other of its Subsidiaries in connection with the Seven Hills Venture L.P. and the Seven Hills Golf Course, and SECOND to make additional investments in the Seven Hills Venture L.P.; PROVIDED, that, after giving effect thereto, the Seven Hills Venture Basket Expenditures would not exceed the Seven Hills Venture Basket and no Default or Event of Default then exists or would result therefrom."

            2.18 Section 7.08 of the Agreement (Contingent Obligations) is amended by deleting "and" at the end of subsection (d), deleting the period at the end of subsection (e) and inserting ";" in lieu thereof, and inserting the following new subsections:

                     "(f) Guaranty Obligations of the Company and/or Rio Resorts with respect to Indebtedness of Rio
          Development  and/or  Rio Resorts permitted  by  Section
          7.05(i); and

                       "(g)   Contingent   Obligations   of   Rio
          Development for the obligations of Seven Hills  Venture
          L.P.  in  its  capacity as a general partner  of  Seven
          Hills Venture L.P."

            2.19   Section   7.13   of  the  Agreement   (Capital
Expenditures) is amended and restated in its entirety as follows:

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                     "7.13      CAPITAL EXPENDITURES.   The  Loan
          Parties   and   their   respective   Subsidiaries   and
          Unrestricted Subsidiaries shall not make, or become legally obligated to make, any Capital Expenditures
          EXCEPT:

                     "(a) Capital Expenditures in any fiscal year
          not in excess of the SUM OF (i) $7,500,000 PLUS (ii) the amount, if any, by which $7,500,000 exceeds Capital Expenditures made by the Loan Parties and their combined Subsidiaries in the immediately preceding fiscal year; PROVIDED, HOWEVER, that Capital Expenditures shall not exceed $12,500,000 in any fiscal year;

                     "(b) acquisition costs of Real Property not exceeding $35,000,000 in the aggregate;

                      "(c)  Capital  Expenditures  not  exceeding
          $225,000,000  in  the  aggregate  for   the   Phase   5
          Expansion; and

                     "(d) Capital Expenditures in connection with
          the Seven Hills Venture L.P. and the Seven Hills Golf Course; PROVIDED, that, after giving effect thereto, the Seven Hills Venture Basket Expenditures would not exceed the Seven Hills Venture Basket and no Default or Event of Default then exists or would result therefrom."

           2.20 Section 8.01(aa) of the Agreement is amended and restated in its entirety as follows:

                "(aa)      USE  OF DIVIDENDS BY PARENT GUARANTOR.
          Any dividends received by the Parent Guarantor from any other Loan Party as permitted by Section 7.12(c) are not promptly (i) used to make required interest payments on the Parent Senior Subordinated Notes as and when due, (ii) contributed to the Company, or (iii) used for operating expenses of the Parent Guarantor in the Ordinary Course of Business;"

           2.21 Schedule 5.19 is amended and restated in its entirety in the form of Schedule 5.19 hereto.

           3.    REPRESENTATIONS AND WARRANTIES.   The  Borrowers
jointly  and  severally represent and warrant to  the  Banks  and
Agent:

          3.1 AUTHORITY. The Borrowers have all necessary power and have taken all corporate action necessary to make this Eleventh Amendment, the Agreement, and all other agreements and instruments to which they are a party executed in connection herewith and therewith, the valid and enforceable obligations they purport to be.

           3.2  NO LEGAL OBSTACLE TO ELEVENTH AMENDMENT.  Neither
the  execution  of  this Eleventh Amendment, the  making  by  any
Borrower of any borrowing under the Agreement, nor the performance of the Agreement by any Borrower has constituted or resulted in or will constitute or result in a breach of the provisions of any contract to which any Borrower is a party, or the violation of any law, judgment, decree or governmental order, rule or regulation applicable to any Borrower, or result in the creation under any agreement or instrument of any security interest, lien, charge, or encumbrance upon any of the assets of any Borrower, except as permitted in the Agreement. No approval or authorization of any governmental authority is required to permit the execution, delivery or performance by any Borrower of this Eleventh Amendment, the Agreement, or the transactions contemplated hereby or thereby, or the making of any borrowing by any Borrower under the Agreement.

           3.3   INCORPORATION  OF CERTAIN REPRESENTATIONS.   The
representations and warranties set forth in Article V of the Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof.

           3.4 DEFAULT. No Event of Default under the Agreement has occurred and is continuing.

           4. CONDITIONS, EFFECTIVENESS. The effectiveness of this Eleventh Amendment shall be subject to the compliance by the Borrowers with their agreements herein contained, and to the delivery of the following to the Agent in form and substance satisfactory to the Agent:

           4.1 CORPORATE RESOLUTIONS. A copy of a resolution or resolutions passed by the Board of Directors of each Borrower, certified by the Secretary or an Assistant Secretary of each Borrower as being in full force and effect on the date hereof, authorizing the amendments to the Agreement, and the Loan Documents to which each is a party, and the execution, delivery and performance of this Eleventh Amendment.

           4.2 AUTHORIZED SIGNATORIES. A certificate, signed by the Secretary or an Assistant Secretary of each Borrower dated the date hereof, as to the incumbency of the person or persons authorized to execute and deliver this Eleventh Amendment and any instrument or agreement required hereunder on behalf of the Borrowers.

           4.3   FIRST  AMENDMENT  TO PARENT  GUARANTOR  SECURITY
AGREEMENT. The First Amendment to Parent Guarantor Security Agreement substantially in the form of EXHIBIT 4.3 to this Eleventh Amendment, duly executed and delivered by the Parent Guarantor, together with all certificates and instruments representing the Pledged Collateral for HLG and undated stock transfer powers executed in blank.

           4.4 HLG GUARANTY. The HLG Guaranty substantially in the form of EXHIBIT 4.4 to this Eleventh Amendment, duly executed and delivered by HLG.

            4.5    HLG  SECURITY  AGREEMENT.   The  HLG  Security
Agreement substantially in the form of EXHIBIT 4.5 to this Eleventh Amendment, together with all financing statements, certificates, assurances and other instruments as the Agent shall have requested.

           4.6 OFFICER'S CERTIFICATE. A certificate signed by a Responsible Officer certifying that Section 5.13 of the Agreement is true and correct after giving effect to this Eleventh
Amendment.

          4.7 OTHER DOCUMENTS. The Loan Parties shall have (and shall cause any of their respective Subsidiaries to have) done, executed, acknowledged, delivered, recorded, re-recorded, filed, re-filed, registered and re-registered, any and all such further acts, deeds, conveyances, security agreements, Mortgages, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as the Agent shall have requested in order (i) to carry out more effectively the purposes of this Eleventh Amendment and (ii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby.

           4.8 OTHER EVIDENCE. Such other evidence with respect to the Loan Parties or any other person as the Agent or any Bank may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all corporate action in connection with this Eleventh Amendment, the Agreement and the Notes and the compliance with the conditions set forth herein.

          5.   MISCELLANEOUS.

           5.1 EFFECTIVENESS OF THE AGREEMENT. Except as hereby expressly amended, the Agreement remains in full force and effect, and is hereby ratified and confirmed in all respects.

          5.2  WAIVERS.

                (a) The Banks and the Agent hereby waive any violation of Section 7.04 of the Agreement resulting from the advances described in Recital B to this Eleventh Amendment; PROVIDED, that, after giving effect thereto, the Seven Hills Venture Basket Expenditures made by the Parent Guarantor and its Subsidiaries and Unrestricted Subsidiaries shall not exceed the Seven Hills Venture Basket and no other Default or Event of Default would result therefrom.

                (b) This Eleventh Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Loan Documents, or under any agreement, contract, indenture, document or instrument mentioned in the Loan Documents; nor does it preclude any exercise thereof or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Loan Documents, constitute a waiver of any other default of the same or of any other term or provision.

           5.3 COUNTERPARTS. This Eleventh Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Eleventh Amendment shall not become effective until the Borrowers, the Banks and the Agent shall have signed a copy hereof, and the Parent Guarantor shall have consented hereto, whether the same instrument or counterparts, and the same shall have been delivered to the Agent.

           5.4 JURISDICTION. This Eleventh Amendment, and any instrument or agreement required hereunder, shall be governed by and construed under the laws of the State of Nevada; provide that the Agent and the Banks shall retain all rights arising under Federal law.

          IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Amendment to be duly executed and delivered as of the date first written above.

                                RIO PROPERTIES, INC.
                                RIO LEASING, INC.


                                By:
                                    Ronald J. Radcliffe
                                    Chief Financial Officer


                                BANK OF AMERICA NATIONAL TRUST
                                AND SAVINGS ASSOCIATION,
                                as Agent


                                By:
                                    Janice Hammond
                                    Vice President


                                BANK OF AMERICA NATIONAL TRUST
                                AND SAVINGS ASSOCIATION,
                                as a Bank


                                By:
                                    Jon Varnell
                                    Managing Director


                                WELLS FARGO BANK NATIONAL
                                ASSOCIATION


                                By:
                                Title:


                                FIRST SECURITY BANK, N.A.


                                By:
(Signatures continue)           Title:

                                NBD BANK


                                By:
                                Title:


                                SOCIETE GENERALE


                                By:
                                Title:


                                U.S. BANK OF NEVADA


                                By:
                                Title:


                                BANK OF SCOTLAND


                                By:
                                Title:


                                PNC BANK, NATIONAL ASSOCIATION,
                                SUCCESSOR BY MERGER TO MIDLANTIC
                                BANK, N.A.


                                By:
                                Title:


                                BANK OF HAWAII


                                By:
                                Title:

                   CONSENT OF PARENT GUARANTOR
                    AND SUBSIDIARY GUARANTOR



           The undersigned Parent Guarantor, as party to the Parent Guaranty dated July 15, 1995, and the undersigned Subsidiary Guarantor, as party to the Subsidiary Guaranty dated January 13, 1997, hereby consent to the foregoing Eleventh Amendment to Credit Agreement dated as of May 13, 1997 and confirm that the Parent Guaranty and Subsidiary Guaranty remain in full force and effect after giving effect thereto and represent and warrant that there is no defense, counterclaim or offset of any type or nature under the Parent Guaranty or the Subsidiary Guaranty.

Dated as of May 13, 1997


                         RIO HOTEL & CASINO, INC.
                         CINDERLANE, INC.


                         By:
                             Ronald J. Radcliffe
                             Chief Financial Officer

                      TWELFTH AMENDMENT TO
                   CREDIT AGREEMENT AND WAIVER

           THIS TWELFTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this "Twelfth Amendment") is made and dated as of May 13, 1997 among Rio Properties, Inc., a Nevada corporation (the "Company"), Rio Leasing, Inc. ("Rio Leasing"; the Company and Rio Leasing, each a "Borrower" and collectively, the "Borrowers"), the several financial institutions party hereto ("Banks"), and Bank of America National Trust and Savings Association, as agent for the Banks (the "Agent") and amends the Credit Agreement dated as of July 15, 1993 among the Borrowers, the Banks and the Agent, as amended by a First Amendment to Credit Agreement dated as of October 25, 1993, a Second Amendment to Credit Agreement dated as of November 8, 1993, a Third Amendment to Credit Agreement dated as of April 15, 1994, a Fourth Amendment to Credit Agreement dated as of December 16, 1994, a Fifth Amendment to Credit Agreement dated as of March 20, 1995, a Sixth Amendment to Credit Agreement dated as of July 31, 1995, a Seventh Amendment to Credit Agreement dated as of January 17, 1996, an Eighth Amendment to Credit Agreement dated as of June 17, 1996, a Ninth Amendment to Credit Agreement and Notes dated as of January 13, 1997, a Tenth Amendment to Credit Agreement dated as of February 3, 1997 and an Eleventh Amendment to Credit Agreement dated as of May 13, 1997 (as so amended, the "Agreement").

                             RECITAL

           The Borrowers notified the Agent that its total leverage ratio, calculated in accordance with Section 8.01(y) of the Agreement, was 4.98 to 1 for the fiscal quarter ending March 31, 1997. Such Section requires that such ratio not exceed 4.75 to 1 for such fiscal quarter. Accordingly, the Borrowers have requested, and the Agent and the Banks are willing, to waive
Section 8.01(y) of the Agreement for the fiscal quarter ending March 31, 1997 and to amend such section for the fiscal quarters ending June 30, 1997, September 30, 1997 and December 31, 1997, on the terms and conditions set forth herein.

           NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

           1. TERMS. All terms used herein shall have the same meanings as in the Agreement unless otherwise defined herein.
All references to the Agreement herein shall mean the Agreement as hereby amended.

          2. AMENDMENTS TO AGREEMENT. The Borrowers, the Banks and the Agent hereby agree that the table in Section 8.01(y) of the Agreement is amended by deleting the ratios set forth opposite the fiscal quarters ending 6/30/97, 9/30/97 and 12/31/97 and inserting the following ratios in lieu thereof:

               FISCAL QUARTER ENDING    RATIO

                   "6/30/97           5.25:1.00
                    9/30/97           5.00:1.00
                   12/31/97           4.50:1.00"

           3.    REPRESENTATIONS AND WARRANTIES.   The  Borrowers
jointly  and  severally represent and warrant to  the  Banks  and
Agent:

          3.1 AUTHORITY. The Borrowers have all necessary power and have taken all corporate action necessary to make this Twelfth Amendment, the Agreement, and all other agreements and instruments to which they are a party executed in connection herewith and therewith, the valid and enforceable obligations they purport to be.

           3.2 NO LEGAL OBSTACLE TO TWELFTH AMENDMENT. Neither the execution of this Twelfth Amendment, the making by any Borrower of any borrowings under the Agreement, nor the performance of the Agreement by any Borrower has constituted or resulted in or will constitute or result in a breach of the provisions of any contract to which any Borrower is a party, or the violation of any law, judgment, decree or governmental order, rule or regulation applicable to any Borrower, or result in the creation under any agreement or instrument of any security interest, lien, charge, or encumbrance upon any of the assets of any Borrower, except as permitted in the Agreement. No approval or authorization of any governmental authority is required to permit the execution, delivery or performance by any Borrower of this Twelfth Amendment, the Agreement, or the transactions contemplated hereby or thereby, or the making of any borrowing by any Borrower under the Agreement.

           3.3   INCORPORATION  OF CERTAIN REPRESENTATIONS.   The
representations and warranties set forth in Article V of the Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof.

           3.4 DEFAULT. Except as waived hereby, no Event of Default under the Agreement has occurred and is continuing.

           4. CONDITIONS, EFFECTIVENESS. The effectiveness of this Twelfth Amendment shall be subject to the compliance by the

Borrowers with their agreements herein contained, and to the delivery of the following to the Agent in form and substance satisfactory to the Agent:

           4.1 CORPORATE RESOLUTIONS. A copy of a resolution or resolutions passed by the Board of Directors of each Borrower, certified by the Secretary or an Assistant Secretary of each Borrower as being in full force and effect on the date hereof, authorizing the amendments to the Agreement, and the Loan Documents to which each is a party, and the execution, delivery and performance of this Twelfth Amendment.

           4.2 AUTHORIZED SIGNATORIES. A certificate, signed by the Secretary or an Assistant Secretary of each Borrower dated the date hereof, as to the incumbency of the person or persons authorized to execute and deliver this Twelfth Amendment and any instrument or agreement required hereunder on behalf of the Borrowers.

           4.3 OTHER EVIDENCE. Such other evidence with respect to the Loan Parties or any other person as the Agent or any Bank may reasonably request to establish the consummation of the transactions contemplated hereby, the taking of all corporate action in connection with this Twelfth Amendment, the Agreement and the Notes and the compliance with the conditions set forth herein.

          5.   MISCELLANEOUS.

           5.1 WAIVER. The Banks and the Agent hereby waive compliance with Section 8.01(y) of the Agreement for the fiscal quarter ending March 31, 1997. This Twelfth Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Loan Documents, or under any agreement, contract, indenture, document or instrument mentioned in the Loan Documents; nor does it preclude any exercise thereof or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Loan Documents, constitute a waiver of any other default of the same or of any other term or provision.

           5.2 EFFECTIVENESS OF THE AGREEMENT. Except as hereby expressly amended, the Agreement remains in full force and effect, and is hereby ratified and confirmed in all respects.

           5.3 COUNTERPARTS. This Twelfth Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Twelfth Amendment shall not become effective until the Borrowers, the Banks and the Agent shall have signed a copy hereof, and the Parent Guarantor shall have consented hereto, whether the same instrument or counterparts, and the same shall have been delivered to the Agent.

           5.4 JURISDICTION. This Twelfth Amendment, and any instrument or agreement required hereunder, shall be governed by and construed under the laws of the State of Nevada; provided that the Agent and the Banks shall retain all rights arising under Federal law.

          IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Amendment to be duly executed and delivered as of the date first written above.

                              RIO PROPERTIES, INC.
                              RIO LEASING, INC.


                              By:
                                   Ronald J. Radcliffe
                                   Chief Financial Officer

                              BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION, as Agent


                              By:
                                   Janice Hammond
                                   Vice President

                              BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION, as a Bank


                              By:
                                  Jon Varnell
                                  Managing Director

                              WELLS FARGO BANK NATIONAL
                              ASSOCIATION


                              By:
(Signatures continue)         Title:

                              FIRST SECURITY BANK, N.A.


                              By:
                              Title:

                              NBD BANK


                              By:
                              Title:

                              SOCIETE GENERALE


                              By:
                              Title:

                              U.S. BANK OF NEVADA


                              By:
                              Title:

                              BANK OF SCOTLAND


                              By:
                              Title:

                              PNC BANK, NATIONAL ASSOCIATION,
                              SUCCESSOR BY MERGER TO
                              MIDLANTIC BANK, N.A.


                              By:
                              Title:

                              BANK OF HAWAII


                              By:
                              Title:

                  CONSENT OF PARENT GUARANTOR
                   AND SUBSIDIARY GUARANTORS

           The undersigned Parent Guarantor, as party to the Parent Guaranty dated July 15, 1993, Cinderlane, Inc., as party to a Subsidiary Guaranty dated January 13, 1997, and HLG, Inc., Inc., as a party to a Subsidiary Guaranty dated May 13, 1997, hereby consent to the foregoing Twelfth Amendment to Credit Agreement dated as of May 13, 1997 and confirm that the Parent Guaranty and each Subsidiary Guaranty remain in full force and effect after giving effect thereto and represent and warrant that there is no defense, counterclaim or offset of any type or nature under the Parent Guaranty or either Subsidiary Guaranty.

Dated as of May 13, 1997

                               RIO HOTEL & CASINO, INC.
                               CINDERLANE, INC.
                               HLG, INC.


                               By:
                                    Ronald J. Radcliffe
                                    Chief Financial Officer